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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Capitol Bancorp Ltd.
Lansing, MI


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 4, 2005, relating to the consolidated financial statements and the effectiveness of Capitol Bancorp Ltd.'s internal control over financial reporting appearing in the Capitol Bancorp Ltd. 2004 Annual Report to shareholders incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ BDO Seidman, LLP

Grand Rapids, Michigan
June 27, 2005